As filed with the Securities and Exchange Commission on March 13, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Molecular Templates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3409596
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9301 Amberglen Blvd, Suite 100

Austin, Texas 78729

(512) 869-1555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Molecular Templates, Inc. 2018 Equity Incentive Plan

(Full Title of the Plan)

Eric E. Poma, Ph.D.

Chief Executive Officer and Chief Scientific Officer

Molecular Templates, Inc.

9301 Amberglen Blvd, Suite 100

Austin, Texas 78729

(512) 869-1555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William C. Hicks, Esq.

Matthew J. Gardella, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,823,566	$11.54	$21,043,951.64	$2,731.50

(1)

The number of shares of common stock, par value $0.001 per share (“Common Stock”), of Molecular Templates, Inc. (the “Registrant”) stated above consists of additional shares of common stock available for issuance under the Molecular Templates, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Plan”) by operation of the 2018 Plan’s “evergreen” provision. The maximum number of shares which may be sold upon the exercise of such options or issuance of stock-based awards granted under the 2018 Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the 2018 Plan. Accordingly, pursuant to Rule 413(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future issuance under the 2018 Plan is based on the average of the high and the low price of Registrant’s Common Stock as reported on the Nasdaq Capital Market on March 12, 2020, a date within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

This Registration Statement registers an aggregate of 1,823,566 additional shares of Common Stock reserved for issuance under the 2018 Plan, consisting of an increase of 1,823,566 shares reserved under the 2018 Plan effective January 1, 2020 by operation of the 2018 Plan’s “evergreen” provision. This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 (File No. 333-225826) and Form S-8 (File No. 333-230617) are effective. Pursuant to Instruction E of Form S-8, the information contained in the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on June  22, 2018, as amended on August 3, 2018 (File No. 333-225826) and Form S-8 filed with the Securities and Exchange Commission on March 29, 2019 (File No. 333-230617) is incorporated by reference herein.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Index

Exhibit Number	Item

4.1	Amended and Restated Certificate of Incorporation of the Company, as subsequently amended (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 001-32979) filed on March 6, 2014).

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company, dated August 1, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-32979) filed with the Securities and Exchange Commission on August 1, 2017).

4.3	Certificate of Amendment (Name Change) of Amended and Restated Certificate of Incorporation of the Company, dated August 1, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-32979) filed with the Securities and Exchange Commission on August 7, 2017).

4.4	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, dated November 22, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-32979), filed on November 25, 2019).

4.5	Amended and Restated Bylaws of the Registrant, as amended effective March 29, 2019 (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K (File No. 001-32979) filed with the Securities and Exchange Commission on March 29, 2019).

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included in the signature page of this registration statement).

99.1#	Molecular Templates, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-32979) filed with the Securities and Exchange Commission on June 1, 2018).

99.2#	Form of Stock Option Grant Notice and Option Agreement for employees under the 2018 Equity Incentive Plan (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-8 (File No. 333-225826) filed with the Securities and Exchange Commission on June 22, 2018).

99.3#	Form of Stock Option Grant Notice and Option Agreement for non-employee directors under the 2018 Equity Incentive Plan. (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-8 (File No. 333-225826) filed with the Securities and Exchange Commission on June 22, 2018).

*	Filed herewith.
#	Indicates a management contract or compensatory plan.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas on March 13, 2020.

MOLECULAR TEMPLATES, INC.

By:	/s/ Eric E. Poma, Ph.D.
Eric E. Poma, Ph.D.

Chief Executive Officer and Chief Scientific Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric E. Poma, Ph.D., and Adam Cutler, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric E. Poma, Ph.D. Eric E. Poma, Ph.D.	Chief Executive Officer and Chief Scientific Officer and Director (Principal Executive Officer)	March 13, 2020

/s/ Adam Cutler Adam Cutler	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 13, 2020

/s/ Harold E. Selick, Ph.D. Harold E. Selick, Ph.D.	Director	March 13, 2020

/s/ Jonathan Lanfear Jonathan Lanfear	Director	March 13, 2020

/s/ David Hirsch, M.D., Ph.D. David Hirsch, M.D., Ph.D.	Director	March 13, 2020

/s/ David R. Hoffmann David R. Hoffmann	Director	March 13, 2020

/s/ Kevin M. Lalande Kevin M. Lalande	Director	March 13, 2020

/s/ Scott Morenstein Scott Morenstein	Director	March 13, 2020

/s/ Corazon “Corsee” Sanders, Ph.D. Corazon “Corsee” Sanders, Ph.D.	Director	March 13, 2020